PBF Energy Reports Second Quarter 2019 Results, Declares Dividend of $0.30 Per Share

•	Second quarter income from operations of $9.5 million (excluding special items, second quarter income from operations of $191.5 million)

•	Declares quarterly dividend of $0.30 per share

•	Receives $200 million in proceeds for completed TVPC drop-down

PARSIPPANY, NJ - August 1, 2019 - PBF Energy Inc. (NYSE:PBF) today reported second quarter 2019 income from operations of $9.5 million as compared to income from operations of $422.3 million for the second quarter of 2018. Excluding special items, second quarter 2019 income from operations was $191.5 million as compared to income from operations of $264.3 million for the second quarter of 2018. PBF Energy's financial results reflect the consolidation of PBF Logistics LP (NYSE: PBFX), a master limited partnership of which PBF indirectly owns the general partner and approximately 48% of the limited partner interests as of quarter-end.

The company reported second quarter 2019 net loss of $21.6 million and net loss attributable to PBF Energy Inc. of $32.2 million or $(0.27) per share. This compares to net income of $287.7 million, and net income attributable to PBF Energy Inc. of $272.1 million or $2.37 per share for the second quarter 2018. Special items included in the second quarter 2019 results, which decreased net income by a net, after-tax loss of $133.8 million, or $1.10 per share, consisted of a lower-of-cost-or-market ("LCM") inventory adjustment. Adjusted fully-converted net income for the second quarter 2019, excluding special items, was $101.1 million, or $0.83 per share on a fully-exchanged, fully-diluted basis, as described below, compared to adjusted fully-converted net income of $160.2 million or $1.38 per share, for the second quarter 2018.

Tom Nimbley, PBF Energy's Chairman and CEO, said, “PBF delivered a solid financial quarter and we completed 100% of our planned major maintenance for the year. While we did have extended turnaround downtime on the East Coast during the quarter, our refineries are well positioned to operate unimpeded for the remainder of the year.” Mr. Nimbley continued, “In addition to the work completed on our existing assets, in June we announced our pending acquisition of the Martinez refinery. We are looking forward to closing the transaction by year-end and welcoming the Martinez employees to the PBF family.”

Martinez Refinery Acquisition
On June 11, 2019, PBF announced that its subsidiary signed a definitive agreement to purchase the 157,000 barrel-per-day Martinez refinery, and related logistics assets, from Equilon Enterprises LLC d/b/a Shell Oil Products US (the “Seller” or “Shell”). With the closing of the acquisition, PBF’s total throughput capacity will increase to over one million barrels per day and its refining system will have a consolidated Nelson Complexity of 12.8.

Based on timing of close, the upfront acquisition price will be between $900.0 million and $1.0 billion. In addition to the upfront consideration, there are a number of unique transaction terms that drive incremental value for PBF and reduce our invested capital. The Martinez transaction is expected to close by the end of 2019, subject to customary closing conditions and regulatory approvals.

Drop-down transaction
On May 31, 2019, PBF Logistics LP completed the previously announced transaction to acquire the remaining fifty percent interest in Torrance Valley Pipeline Company LLC (“TVPC”) from an affiliate of PBF for total consideration of approximately $200 million in cash.

TVPC owns the 189-mile San Joaquin Valley Pipeline system with a throughput capacity of approximately 110,000 barrels per day. The system is comprised of the M55, M1 and M70 pipelines which are the primary crude gathering and transportation lines that supply PBF Energy’s Torrance refinery. The assets also include 11 pipeline stations with approximately one million barrels of combined storage capacity and truck unloading capability at two of the stations.

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.30 per share of Class A common stock on August 30, 2019, to holders of record as of August 15, 2019.

Outlook
For the third quarter 2019, we expect East Coast total throughput to average 350,000 to 370,000 barrels per day; Mid-Continent total throughput is expected to average 155,000 to 165,000 barrels per day; Gulf Coast total throughput is expected to average 170,000 to 180,000 barrels per day and West Coast total throughput is expected to average 170,000 to 180,000 barrels per day.

For the full-year 2019, we expect East Coast total throughput to average 330,000 to 350,000 barrels per day; Mid-Continent total throughput is expected to average 150,000 to 160,000 barrels per day; Gulf Coast total throughput is expected to average 180,000 to 190,000 barrels per day and West Coast total throughput is expected to average 150,000 to 160,000 barrels per day.

Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to Non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income (loss), Adjusted Fully-Converted Net Income (loss) excluding special items, Adjusted Fully-Converted Net Income (loss) per fully-exchanged, fully-diluted share, Income from operations excluding special items, gross refining margin, gross refining margin excluding special items, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), EBITDA excluding special items and Adjusted EBITDA. PBF believes that Non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's Non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the Non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, August 1, 2019, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be accessed by dialing (866) 342-8591 or (203) 518-9713, conference ID: PBFQ219. The audio replay will be available two hours after the end of the call through August 15, 2019, by dialing (800) 723-5792 or (402) 220-2664.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC, as well as the risks disclosed in PBF Logistics LP's SEC filings and any impact PBF Logistics LP may have on the company's credit rating, cost of funds, employees, customer and vendors; risk relating to the securities markets generally; risks associated with the Company's ability to consummate the pending Martinez Acquisition, the timing for the closing of such acquisition, and the Company's plans for financing such acquisition; and the impact of adverse market conditions affecting the company, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also currently indirectly owns the general partner and approximately 48% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues	$6,560.0	$7,444.1	$11,776.2	$13,246.9

Cost and expenses:
Cost of products and other	5,955.8	6,452.5	10,165.0	11,584.6
Operating expenses (excluding depreciation and amortization expense as reflected below)	433.2	417.7	912.2	843.8
Depreciation and amortization expense	104.2	89.7	207.2	173.0
Cost of sales	6,493.2	6,959.9	11,284.4	12,601.4
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	53.6	58.7	111.2	121.5
Depreciation and amortization expense	2.9	2.6	5.7	5.3
Loss on sale of assets	0.8	0.6	0.8	0.7
Total cost and expenses	6,550.5	7,021.8	11,402.1	12,728.9

Income from operations	9.5	422.3	374.1	518.0

Other income (expense):
Change in fair value of catalyst leases	0.5	4.1	(2.6)	4.1
Interest expense, net	(42.1)	(43.4)	(81.6)	(86.6)
Other non-service components of net periodic benefit cost	—	0.2	(0.1)	0.5
Income (loss) before income taxes	(32.1)	383.2	289.8	436.0
Income tax (benefit) expense	(10.5)	95.5	70.0	106.5
Net income (loss)	(21.6)	287.7	219.8	329.5
Less: net income attributable to noncontrolling interests	10.6	15.6	22.8	27.0
Net income (loss) attributable to PBF Energy Inc. stockholders	$(32.2)	$272.1	$197.0	$302.5

Net income (loss) available to Class A common stock per share:
Basic	$(0.27)	$2.41	$1.64	$2.70
Diluted	$(0.27)	$2.37	$1.63	$2.66
Weighted-average shares outstanding-basic	119,181,845	112,875,813	119,885,386	111,853,774
Weighted-average shares outstanding-diluted	119,181,845	116,409,273	122,020,444	115,749,927

Dividends per common share	$0.30	$0.30	$0.60	$0.60

Adjusted fully-converted net income (loss) and adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted fully-converted net income (loss)	$(32.7)	$276.5	$198.8	$307.6
Adjusted fully-converted net income (loss) per fully exchanged, fully diluted share	$(0.27)	$2.37	$1.63	$2.66
Adjusted fully-converted shares outstanding - diluted (Note 6)	120,388,170	116,409,273	122,020,444	115,749,927

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in millions, except share and per share data)

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) AND ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) EXCLUDING SPECIAL ITEMS (Note 1)		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2019	2018	2019	2018
Net income (loss) attributable to PBF Energy Inc. stockholders		$(32.2)	$272.1	$197.0	$302.5
Less:	Income allocated to participating securities	0.1	0.2	0.2	0.4
Income (loss) available to PBF Energy Inc. stockholders - basic		(32.3)	271.9	196.8	302.1
Add:	Net income (loss) attributable to noncontrolling interest (Note 2)	(0.5)	6.1	2.7	7.4
Less:	Income tax benefit (expense) (Note 3)	0.1	(1.5)	(0.7)	(1.9)
Adjusted fully-converted net income (loss)		$(32.7)	$276.5	$198.8	$307.6
Special Items (Note 4):
Add:	Non-cash LCM inventory adjustment	182.0	(158.0)	(324.0)	(245.7)
Less:	Recomputed income taxes on special items (Note 3)	(48.2)	41.7	85.7	64.9
Adjusted fully-converted net income (loss) excluding special items		$101.1	$160.2	$(39.5)	$126.8

Weighted-average shares outstanding of PBF Energy Inc.		119,181,845	112,875,813	119,885,386	111,853,774
Conversion of PBF LLC Series A Units (Note 5)		1,206,325	1,838,196	1,206,325	2,681,980
Common stock equivalents (Note 6)		1,501,569	1,695,264	928,733	1,214,173
Fully-converted shares outstanding - diluted		121,889,739	116,409,273	122,020,444	115,749,927

Adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 6)		$(0.27)	$2.37	$1.63	$2.66

Adjusted fully-converted net income (loss) excluding special items per fully exchanged, fully diluted shares outstanding (Note 4, 6)		$0.83	$1.38	$(0.33)	$1.10

		Three Months Ended		Six Months Ended
RECONCILIATION OF INCOME FROM OPERATIONS TO INCOME FROM OPERATIONS EXCLUDING SPECIAL ITEMS		June 30,		June 30,
		2019	2018	2019	2018
Income from operations		$9.5	$422.3	$374.1	$518.0
Special Items (Note 4):
Add:	Non-cash LCM inventory adjustment	182.0	(158.0)	(324.0)	(245.7)
Income from operations excluding special items		$191.5	$264.3	$50.1	$272.3

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 7)
(Unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDA EXCLUDING SPECIAL ITEMS	2019	2018	2019	2018
Net income (loss)	$(21.6)	$287.7	$219.8	$329.5
Add: Depreciation and amortization expense	107.1	92.3	212.9	178.3
Add: Interest expense, net	42.1	43.4	81.6	86.6
Add: Income tax (benefit) expense	(10.5)	95.5	70.0	106.5
EBITDA	$117.1	$518.9	$584.3	$700.9
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment	182.0	(158.0)	(324.0)	(245.7)
EBITDA excluding special items	$299.1	$360.9	$260.3	$455.2

	Three Months Ended		Six Months Ended
	June 30,		June 30,
RECONCILIATION OF EBITDA TO ADJUSTED EBITDA	2019	2018	2019	2018
EBITDA	$117.1	$518.9	$584.3	$700.9
Add: Stock-based compensation	12.0	7.9	20.0	13.0
Add: Net non-cash change in fair value of catalyst leases	(0.5)	(4.1)	2.6	(4.1)
Add: Non-cash LCM inventory adjustment (Note 4)	182.0	(158.0)	(324.0)	(245.7)
Adjusted EBITDA	$310.6	$364.7	$282.9	$464.1

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in millions)

	June 30,	December 31,
	2019	2018
Balance Sheet Data:
Cash and cash equivalents	$204.1	$597.3
Inventories	2,314.4	1,865.8
Total assets	8,809.7	8,005.4
Total debt	2,030.7	1,933.7

Total equity	3,513.1	3,248.5
Total equity excluding special items (Note 4, 13)	$3,578.0	$3,551.7

Total debt to capitalization ratio (Note 13)	37%	37%
Total debt to capitalization ratio, excluding special items (Note 13)	36%	35%
Net debt to capitalization ratio (Note 13)	34%	29%
Net debt to capitalization ratio, excluding special items (Note 13)	34%	27%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in millions)

	Six Months Ended June 30,
	2019	2018
Cash flows (used in) provided by operating activities	$(27.4)	$307.9
Cash flows used in investing activities	(501.9)	(365.2)
Cash flows provided by (used in) financing activities	136.1	(37.4)
Net decrease in cash and cash equivalents	(393.2)	(94.7)
Cash and cash equivalents, beginning of period	597.3	573.0
Cash and cash equivalents, end of period	$204.1	$478.3

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 8)
(Unaudited, in millions)

	Three Months Ended June 30, 2019
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$6,551.9	$82.8	$—	$(74.7)	$6,560.0
Depreciation and amortization expense	95.3	8.9	2.9	—	107.1
Income (loss) from operations (Note 14, 15)	23.7	37.8	(48.8)	(3.2)	9.5
Interest expense, net	0.9	12.5	28.7	—	42.1
Capital expenditures	235.9	4.0	1.4	—	241.3

	Three Months Ended June 30, 2018
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$7,439.6	$68.1	$—	$(63.6)	$7,444.1
Depreciation and amortization expense	82.6	7.1	2.6	—	92.3
Income (loss) from operations (Note 15)	447.6	33.8	(54.7)	(4.4)	422.3
Interest expense, net	2.5	10.5	30.4	—	43.4
Capital expenditures (Note 17)	208.7	61.7	1.5	—	271.9

	Six Months Ended June 30, 2019
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$11,760.6	$161.6	$—	$(146.0)	$11,776.2
Depreciation and amortization expense	189.6	17.6	5.7	—	212.9
Income (loss) from operations (Note 14, 15)	413.2	72.0	(103.2)	(7.9)	374.1
Interest expense, net	1.4	24.6	55.6	—	81.6
Capital expenditures	483.0	15.2	3.7	—	501.9

	Six Months Ended June 30, 2018
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$13,238.7	$132.8	$—	$(124.6)	$13,246.9
Depreciation and amortization expense	159.3	13.7	5.3	—	178.3
Income (loss) from operations (Note 15)	574.6	67.7	(115.9)	(8.4)	518.0
Interest expense, net	4.4	20.4	61.8	—	86.6
Capital expenditures (Note 17)	297.0	65.7	2.5	—	365.2

	Balance at June 30, 2019
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (Note 14)	$7,834.5	$959.6	$62.9	$(47.3)	$8,809.7

	Balance at December 31, 2018
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (Note 16)	$6,988.0	$956.4	$98.1	$(37.1)	$8,005.4

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Market Indicators (dollars per barrel) (Note 9)	2019	2018	2019	2018
Dated Brent crude oil	$68.96	$74.42	$66.16	$70.75
West Texas Intermediate (WTI) crude oil	$59.90	$68.02	$57.42	$65.52
Light Louisiana Sweet (LLS) crude oil	$67.04	$73.14	$64.75	$69.58
Alaska North Slope (ANS) crude oil	$68.29	$73.93	$66.37	$70.64
Crack Spreads:
Dated Brent (NYH) 2-1-1	$13.54	$14.96	$11.72	$13.90
WTI (Chicago) 4-3-1	$21.10	$17.56	$16.79	$14.74
LLS (Gulf Coast) 2-1-1	$12.65	$13.52	$11.29	$13.19
ANS (West Coast) 4-3-1	$22.96	$18.70	$18.33	$17.59
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$9.06	$6.40	$8.74	$5.23
Dated Brent less Maya (heavy, sour)	$7.27	$12.40	$5.69	$10.78
Dated Brent less WTS (sour)	$10.73	$14.78	$10.15	$10.20
Dated Brent less ASCI (sour)	$3.96	$5.09	$3.17	$4.84
WTI less WCS (heavy, sour)	$12.53	$18.26	$11.28	$22.17
WTI less Bakken (light, sweet)	$1.06	$0.39	$0.41	$0.70
WTI less Syncrude (light, sweet)	$(0.05)	$2.98	$(0.01)	$1.69
WTI less LLS (light, sweet)	$(7.14)	$(5.12)	$(7.33)	$(4.06)
WTI less ANS (light, sweet)	$(8.39)	$(5.91)	$(8.95)	$(5.12)
Natural gas (dollars per MMBTU)	$2.51	$2.85	$2.69	$2.82

Key Operating Information
Production (barrels per day ("bpd") in thousands)	854.2	866.1	796.7	831.2
Crude oil and feedstocks throughput (bpd in thousands)	854.1	866.6	798.9	833.3
Total crude oil and feedstocks throughput (millions of barrels)	77.7	78.8	144.6	150.8
Consolidated gross margin per barrel of throughput	$0.85	$6.14	$3.40	$4.28
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$9.10	$9.77	$7.85	$8.57
Refinery operating expense, per barrel of throughput (Note 11)	$5.27	$5.11	$5.97	$5.40
Crude and feedstocks (% of total throughput) (Note 12)
Heavy	30%	38%	31%	37%
Medium	28%	28%	30%	31%
Light	26%	21%	25%	20%
Other feedstocks and blends	16%	13%	14%	12%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput)
Gasoline and gasoline blendstocks	49%	48%	48%	49%
Distillates and distillate blendstocks	31%	32%	32%	32%
Lubes	1%	1%	1%	1%
Chemicals	2%	2%	2%	2%
Other	17%	17%	17%	16%
Total yield	100%	100%	100%	100%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Supplemental Operating Information - East Coast (Delaware City and Paulsboro)
Production (bpd in thousands)	321.1	357.1	309.5	342.5
Crude oil and feedstocks throughput (bpd in thousands)	325.8	359.9	315.5	346.5
Total crude oil and feedstocks throughput (millions of barrels)	29.6	32.7	57.1	62.7
Gross margin per barrel of throughput	$(3.56)	$3.39	$(1.29)	$2.36
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$4.18	$7.17	$3.78	$6.84
Refinery operating expense, per barrel of throughput (Note 11)	$4.91	$4.34	$5.61	$4.73
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	18%	30%	22%	27%
Medium	42%	47%	46%	49%
Light	17%	4%	11%	7%
Other feedstocks and blends	23%	19%	21%	17%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	44%	45%	44%	46%
Distillates and distillate blendstocks	29%	33%	30%	33%
Lubes	2%	2%	2%	2%
Chemicals	1%	1%	1%	1%
Other	23%	18%	21%	17%
Total yield	99%	99%	98%	99%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	166.0	154.7	158.1	139.1
Crude oil and feedstocks throughput (bpd in thousands)	163.2	152.9	155.6	138.0
Total crude oil and feedstocks throughput (millions of barrels)	14.9	13.9	28.2	25.0
Gross margin per barrel of throughput	$5.82	$9.61	$10.26	$5.41
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$14.87	$12.63	$13.65	$10.68
Refinery operating expense, per barrel of throughput (Note 11)	$4.80	$4.93	$5.16	$5.49
Crude and feedstocks (% of total throughput) (Note 12):
Medium	30%	34%	29%	36%
Light	69%	64%	70%	63%
Other feedstocks and blends	1%	2%	1%	1%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	50%	50%	51%	55%
Distillates and distillate blendstocks	36%	36%	36%	33%
Chemicals	5%	5%	6%	5%
Other	11%	10%	9%	8%
Total yield	102%	101%	102%	101%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Supplemental Operating Information - Gulf Coast (Chalmette)
Production (bpd in thousands)	197.5	190.0	181.2	176.9
Crude oil and feedstocks throughput (bpd in thousands)	201.4	188.5	183.1	178.9
Total crude oil and feedstocks throughput (millions of barrels)	18.3	17.2	33.1	32.4
Gross margin per barrel of throughput	$(1.60)	$5.30	$1.12	$2.83
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$5.61	$7.92	$4.59	$6.29
Refinery operating expense, per barrel of throughput (Note 11)	$4.15	$4.65	$4.93	$4.82
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	32%	42%	33%	42%
Medium	23%	13%	20%	16%
Light	26%	30%	31%	31%
Other feedstocks and blends	19%	15%	16%	11%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	46%	43%	43%	42%
Distillates and distillate blendstocks	32%	32%	33%	32%
Chemicals	2%	2%	2%	1%
Other	18%	24%	21%	24%
Total yield	98%	101%	99%	99%

Supplemental Operating Information - West Coast (Torrance)
Production (bpd in thousands)	169.6	164.3	147.9	172.7
Crude oil and feedstocks throughput (bpd in thousands)	163.7	165.3	144.7	169.9
Total crude oil and feedstocks throughput (millions of barrels)	14.9	15.0	26.2	30.7
Gross margin per barrel of throughput	$4.69	$7.12	$5.87	$6.17
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$17.51	$14.88	$14.60	$12.80
Refinery operating expense, per barrel of throughput (Note 11)	$7.84	$7.46	$8.94	$7.29
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	79%	82%	81%	81%
Medium	8%	7%	8%	6%
Other feedstocks and blends	13%	11%	11%	13%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	60%	57%	57%	59%
Distillates and distillate blendstocks	27%	27%	26%	27%
Other	17%	15%	19%	16%
Total yield	104%	99%	102%	102%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 10)
(Unaudited, in millions, except per barrel amounts)

	Three Months Ended		Three Months Ended
	June 30, 2019		June 30, 2018
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$6,560.0	$84.40	$7,444.1	$94.40
Less: Cost of products and other	6,493.2	83.55	6,959.9	88.26
Consolidated gross margin	$66.8	$0.85	$484.2	$6.14
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$66.8	$0.85	$484.2	$6.14
Add: PBFX operating expense	28.6	0.37	19.1	0.24
Add: PBFX depreciation expense	8.9	0.11	6.9	0.08
Less: Revenues of PBFX	(82.8)	(1.07)	(67.4)	(0.85)
Add: Refinery operating expense	409.7	5.27	402.7	5.11
Add: Refinery depreciation expense	95.3	1.23	82.8	1.05
Gross refining margin	$526.5	$6.76	$928.3	$11.77
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment	182.0	2.34	(158.0)	(2.00)
Gross refining margin excluding special items	$708.5	$9.10	$770.3	$9.77

	Six Months Ended		Six Months Ended
	June 30, 2019		June 30, 2018
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$11,776.2	$81.44	$13,246.9	$87.83
Less: Cost of products and other	11,284.4	78.04	12,601.4	83.55
Consolidated gross margin	$491.8	$3.40	$645.5	$4.28
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$491.8	$3.40	$645.5	$4.28
Add: PBFX operating expense	58.5	0.40	37.1	0.25
Add: PBFX depreciation expense	17.6	0.12	13.4	0.09
Less: Revenues of PBFX	(161.6)	(1.12)	(131.4)	(0.87)
Add: Refinery operating expense	863.1	5.97	814.1	5.40
Add: Refinery depreciation expense	189.6	1.31	159.6	1.05
Gross refining margin	$1,459.0	$10.08	$1,538.3	$10.20
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment	(324.0)	(2.23)	(245.7)	(1.63)
Gross refining margin excluding special items	$1,135.0	$7.85	$1,292.6	$8.57

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to investors to compare our results across the periods presented and facilitates an understanding of our operating results. We also use these measures to evaluate our operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 2 through 6.

(2) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC ("PBF LLC") other than PBF Energy Inc., as if such members had fully exchanged their PBF LLC Series A Units for shares of PBF Energy's Class A common stock.

(3) Represents an adjustment to reflect our estimated annualized statutory corporate tax rate of approximately 26.5% and 26.4% for the 2019 and 2018 periods, respectively, applied to net income attributable to noncontrolling interests for all periods presented. The adjustment assumes the full exchange of existing PBF LLC Series A Units as described in footnote 2.

(4) The Non-GAAP measures presented include adjusted fully-converted net income (loss) excluding special items, income (loss) from operations excluding special items, EBITDA excluding special items and gross refining margin excluding special items. Special items presented for the three and six months ended June 30, 2019 and 2018 relate to a lower of cost or market ("LCM") inventory adjustment, as discussed further below. Additionally, the cumulative effects of all prior period special items on equity are shown in footnote 13.

Although we believe that Non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for useful period-over-period comparisons, such Non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

Special Items:

LCM inventory adjustment - LCM is a GAAP requirement related to inventory valuation that mandates inventory to be stated at the lower of cost or market. Our inventories are stated at the lower of cost or market. Cost is determined using last-in, first-out ("LIFO") inventory valuation methodology, in which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. In periods where the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed and an LCM inventory adjustment is recorded to reflect the net change in the LCM inventory reserve between the prior period and the current period.

The following table includes the LCM inventory reserve as of each date presented (in millions):

			2019	2018
January 1,			$651.8	$300.5
March 31,			145.8	212.8
June 30,			327.8	54.8

The following table includes the corresponding impact of changes in the LCM inventory reserve on income from operations and net income (loss) for the periods presented (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,

	2019	2018	2019	2018
Net LCM inventory adjustment (charge) benefit in income from operations	$(182.0)	$158.0	$324.0	$245.7
Net LCM inventory adjustment (charge) benefit in net income (loss)	(133.8)	116.3	238.3	180.8

(5) Represents an adjustment to weighted-average diluted shares outstanding to assume the full exchange of existing PBF LLC Series A Units as described in footnote 2 above.

(6) Represents weighted-average diluted shares outstanding assuming the conversion of all common stock equivalents, including options and warrants for PBF LLC Series A Units and performance share units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method (to the extent the impact of such exchange would not be anti-dilutive) for the three and six months ended June 30, 2019 and 2018, respectively. Common stock equivalents exclude the effects of options, warrants and performance share units to purchase 6,833,973 and 6,012,867 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three and six months ended June 30, 2019, respectively. Common stock equivalents exclude the effects of options and warrants to purchase 12,500 and 233,250 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three and six months ended June 30, 2018, respectively. For periods showing a net loss, all common stock equivalents and unvested restricted stock are considered anti-dilutive.

(7) EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with GAAP. Adjusted EBITDA is defined as EBITDA before adjustments for items such as stock-based compensation expense, the non-cash change in the fair value of catalyst leases, the write down of inventory to the LCM, changes in the liability for Tax Receivable Agreement due to factors out of our control such as changes in tax rates, debt extinguishment costs related to refinancing activities, and certain other non-cash items. We use these Non-GAAP financial measures as a supplement to our GAAP results in order to provide additional metrics on factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(8) We operate in two reportable segments: Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of June 30, 2019, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, New Orleans, Louisiana and Torrance, California. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), a growth-oriented master limited partnership which owns or leases, operates, develops and acquires crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets. PBFX's assets primarily consist of rail and truck terminals and unloading racks, storage facilities and pipelines, a substantial portion of which were acquired from or contributed by PBF LLC and are located at, or nearby, our refineries. PBFX provides various rail, truck and marine terminaling services, pipeline transportation services and storage services to PBF Holding and/or its subsidiaries and third party customers through fee-based commercial agreements.

PBFX currently does not generate significant third party revenue and intersegment related-party revenues are eliminated in consolidation. From a PBF Energy perspective, our chief operating decision maker evaluates the Logistics segment as a whole without regard to any of PBFX’s individual operating segments.

(9) As reported by Platts.

(10) Gross refining margin and gross refining margin per barrel of throughput are Non-GAAP measures because they exclude refinery operating expenses, depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and provide useful information to investors because gross refining margin per barrel is a helpful metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Gross refining margin and gross refining margin per barrel of throughput have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(11) Represents refinery operating expenses, including corporate-owned logistics assets, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(12) We define heavy crude oil as crude oil with American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with API gravity between 24 and 35 degrees. We define light crude oil as crude oil with API gravity higher than 35 degrees.

(13) The total debt to capitalization ratio is calculated by dividing total debt by the sum of total debt and total equity. This ratio is a measurement that management believes is useful to investors in analyzing our leverage. Net debt and the net debt to capitalization ratio are Non-GAAP measures. Net debt is calculated by subtracting cash and cash equivalents from total debt. We believe these measurements are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. Additionally, we have also presented the total debt to capitalization and net debt to capitalization ratios excluding the cumulative effects of special items on equity.

	June 30,	December 31,
	2019	2018
	(in millions)
Total debt	$2,030.7	$1,933.7
Total equity	3,513.1	3,248.5
Total capitalization	$5,543.8	$5,182.2

Total debt	$2,030.7	$1,933.7
Total equity excluding special items	3,578.0	3,551.7
Total capitalization excluding special items	$5,608.7	$5,485.4

Total equity	$3,513.1	$3,248.5
Special Items (Note 4)
Add: Non-cash LCM inventory adjustment	327.8	651.8
Add: Change in Tax Receivable Agreement liability	(290.4)	(290.4)
Add: Debt extinguishment costs	25.5	25.5
Add: Gain on Torrance land sale	(43.8)	(43.8)
Add: Early railcar return expense	52.3	52.3
Less: Recomputed income taxes on special items	(26.7)	(112.4)
Add: Net tax expense on TCJA related special items	20.2	20.2
Net impact of special items to equity	64.9	303.2
Total equity excluding special items	$3,578.0	$3,551.7

Total debt	$2,030.7	$1,933.7
Less: Cash and cash equivalents	204.1	597.3
Net Debt	$1,826.6	$1,336.4

Total debt to capitalization ratio	37%	37%
Total debt to capitalization ratio, excluding special items	36%	35%
Net debt to capitalization ratio	34%	29%
Net debt to capitalization ratio, excluding special items	34%	27%

(14) On April 24, 2019, PBFX entered into the TVPC Contribution Agreement, pursuant to which PBF LLC contributed to PBFX all of the issued and outstanding limited liability company interests of TVP Holding Company LLC (“TVP Holding”). Prior to the TVPC Acquisition, TVP Holding owned a 50% membership interest in TVPC. Subsequent to the closing of the TVPC Acquisition on May 31, 2019, PBFX owns 100% of the membership interest in TVPC.

(15) Prior to the TVPC Contribution Agreement, the Logistics segment included 100% of the income from operations of TVPC, as TVPC was consolidated by PBFX. PBFX recorded net income attributable to noncontrolling interest for the 50% equity interest in TVPC held by PBF Holding. PBF Holding (included in the Refining segment) recorded equity income in investee related to its 50% noncontrolling ownership interest in TVPC. For purposes of our Condensed Consolidated Financial Statements, PBF Holding’s equity income in investee and PBFX’s net income attributable to noncontrolling interests eliminated in consolidation.

(16) Prior to the TVPC Contribution Agreement, the Logistics segment included 100% of the assets of TVPC, as TVPC was consolidated by PBFX. PBFX recorded a noncontrolling interest for the 50% equity interest in TVPC held by PBF Holding. PBF Holding (included in the Refining segment) recorded an equity investment in TVPC reflecting its noncontrolling ownership interest. For purposes of our Condensed Consolidated Financial Statements, PBFX’s noncontrolling interest in TVPC and PBF Holding’s equity investment in TVPC eliminated in consolidation.

(17) The Logistics segment includes capital expenditures of $58.0 million for the acquisition of the Knoxville Terminals by PBFX on April 16, 2018.